UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GENPACT LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE ISSUED MAY 7, 2020

Genpact Announces Change to a Virtual Meeting Format

for 2020 Annual General Meeting of Shareholders

NEW YORK, May 7, 2020 – Genpact Limited (NYSE: G) announced today a change in the location of its 2020 Annual General Meeting of Shareholders (the “Annual Meeting”). In the interest of the health and safety of our shareholders, employees, and communities, the Annual Meeting now will be conducted in a virtual meeting format due to the ongoing COVID-19 pandemic.

The previously announced date and time of the Annual Meeting has not changed. Holders of record of our common shares at the close of business on March 27, 2020, the record date, can participate in the Annual Meeting via the virtual meeting website below. Shareholders will not be able to attend the Annual Meeting in person.

Date: Wednesday, May 20, 2020
Time: 12:00 p.m., Eastern Daylight Time
Virtual Location: www.meetingcenter.io/222622783

Password:  G2020

There are two options to log in to the virtual meeting: join as a “Shareholder” or join as a “Guest.”

If you were a shareholder as of the close of business on March 27, 2020 and have your control number, you may join the meeting as a shareholder using the password above.  Shareholders who join with their control number will be able to vote and ask questions during the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered shareholders, the control number can be found on your proxy card or notice, or email you previously received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting and participate as a shareholder. To register, you must submit proof of your proxy power (legal proxy) reflecting your Genpact shareholdings, along with your name and email address to our transfer agent, Computershare. To do this, you must forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 2:00 p.m., Eastern Time, on May 15, 2020. You will receive a confirmation email from Computershare of your registration.

If you do not have a control number, you may still attend as a guest (non-shareholder) but will not have the option to vote your shares or ask questions during the virtual meeting.

Whether or not shareholders plan to attend the virtual-only Annual Meeting, we urge shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. Please note that the Notice and the proxy card included with the previously posted or mailed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting, but these materials may still be used to vote shares in connection with the Annual Meeting.

We expect to resume in-person annual general meetings of shareholders in 2021.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes primarily for Global Fortune 500 companies. We think with design, dream in digital, and solve problems with data and analytics.  Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 90,000+ of us. From New York to New Delhi and more than 30 countries in between, we connect every dot, reimagine every process, and reinvent companies’ ways of working. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.

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Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Michael Schneider +1 (217) 260-5041 michael.schneider@genpact.com